As filed with the U.S. Securities and Exchange Commission on November 6, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FUSEMACHINES INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	98-1602789
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

200 West 41st Street, 21st Floor

New York, New York 10036

(347) 212-5075

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Sameer Maskey

Fusemachines Inc.

200 West 41st Street, 21st Floor

New York, New York 10036

(347) 212-5075

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ilan Katz, Esq.

Brian Lee, Esq.

Grant Levine, Esq.

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020-1089

(212) 768-6700

Approximate date of commencement of proposed sale to public: From time to time or at one time after this registration statement becomes effective in light of market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Registrant may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where an offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 6, 2026

PROSPECTUS

$100,000,000

Common Stock

Preferred stock

Debt Securities

Warrants

Rights

Units

Depositary Shares

From time to time, we may offer and sell up to an aggregate of $100,000,000 of any combination of the securities described in this prospectus, either individually or in combination. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants. We may also offer depositary shares, each representing a fractional interest in a share of a particular series of our preferred stock. We may also issue units comprised of one or more shares of common stock, shares of preferred stock, depositary shares, debt securities, warrants and/or rights in any combination.

When we decide to sell particular securities, we will provide you with the specific terms and the offering price of the securities we are then offering in one or more prospectus supplements to this prospectus. The prospectus supplement may add to, change or update information contained in this prospectus. The prospectus supplement may also contain important information about U.S. federal income tax consequences. You should carefully read this prospectus, together with any prospectus supplements and information incorporated by reference in this prospectus and any prospectus supplements, before you decide to invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Our common stock and public warrants are listed on The Nasdaq Global Market under the symbols “FUSE” and “FUSEW,” respectively. Any common stock sold pursuant to this prospectus or any prospectus supplement is expected to be listed on that exchange, subject to official notice of issuance and our continued satisfaction of applicable listing requirements. Each prospectus supplement to this prospectus will contain information, where applicable, as to any other listing on any national securities exchange of the securities covered by the prospectus supplement. On November 3, 2026, the last reported sale price of our common stock was $0.3542 per share.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of November 3, 2026, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $5.7 million, based on 16,183,429 shares of our outstanding common stock that were held by non-affiliates on such date and a price of $0.3542 per share, which was the price at which our common stock was last sold on The Nasdaq Global Market on November 3, 2026 (a date within 60 days of the date hereof), calculated in accordance with General Instruction I.B.6 of Form S-3. During the 12 calendar months prior to and including the date of this prospectus, we have sold an aggregate of $0.00 of our securities pursuant to General Instruction I.B.6 of Form S-3.

We may offer and sell the securities described in this prospectus to or through one or more underwriters, dealers or agents, or directly to purchasers on an immediate, continuous or delayed basis. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in an accompanying prospectus supplement covering the sales of those securities.

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933, as amended (the “Securities Act”) and a “smaller reporting company” as defined under Rule 405 of the Securities Act, and as such, we have elected to comply with certain reduced public company reporting requirements. See “Prospectus Summary— Implications of Being an Emerging Growth Company and a Smaller Reporting Company” on page 3 of this prospectus.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell common stock, preferred stock, depositary shares representing fractional interests in shares of preferred stock, debt securities, warrants for debt and equity securities, rights to purchase common stock, preferred stock, or warrants in one or more series, and units consisting of the foregoing in one or more transactions.

This prospectus only provides you with a general description of the securities we may sell in these transactions. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus does not contain all of the information included in the registration statement we filed with the SEC. For further information about us or the securities offered hereby, you should carefully read this prospectus, any applicable prospectus supplement, any related free writing prospectuses, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectuses that we may authorize to be provided to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and the accompanying supplement to this prospectus are not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectuses, as well as information we have previously filed with the SEC and incorporated by reference, is accurate only as of the date on the cover of those documents. If any statement in one of these documents is inconsistent with a statement in another document having a later date– for example, a document incorporated by reference in this prospectus– the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

This prospectus may not be used to consummate sales of any of these securities unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and/or any documents incorporated by reference, the document with the most recent date will control.

In this prospectus and any prospectus supplement, unless otherwise stated or the context otherwise indicates, references to “Fusemachines,” “the Company,” “we,” “us,” “our” and similar references refer to Fusemachines Inc., a Delaware corporation.

TRADEMARKS

The Fusemachines logo and other trademarks of Fusemachines Inc. appearing in this prospectus are the property of Fusemachines. All other trademarks, service marks and trade names in this prospectus are the property of their respective owners. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus.

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PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Company Overview

Fusemachines is a leading provider of AI solutions, offering innovative AI products and services to enterprises. With over a decade of experience, we help enterprises seamlessly integrate AI into their operations, enhancing efficiency, reducing costs, and driving innovation. Our products and services are uniquely supported by a global talent pool, primarily sourced from underserved communities, allowing us to deliver high- quality AI solutions at scale while fulfilling our mission of democratizing AI.

Our diverse client base spans industries including consumer brands, healthcare, media, technology, government, and others. These clients use our AI solutions to address critical business challenges such as improving sales forecasting accuracy, eliminating manual data entry errors, automating recruitment processes, and detecting fraud in real time. Our focus on delivering measurable business outcomes has enabled us to build long-term relationships with our clients and position Fusemachines as a partner in their AI- driven transformation efforts.

In addition to our enterprise AI solutions, we are committed to education and talent development. Our AI training programs, including our AI Fellowship Program, are designed to upskill students and professionals by providing hands-on experience with real- world AI applications. To date, we have certified hundreds of AI Fellows across the United States, Nepal, and the Dominican Republic. These programs help expand the global AI talent pool and address the growing shortage of skilled AI professionals.

Corporate Information

We were originally organized as CSLM Acquisition Corp. (“CSLM”), a Cayman Islands exempted company. CSLM was formed as a special purpose acquisition company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. CSLM closed its IPO (the “CSLM IPO”) in January 2022, generating gross proceeds of $189,750,000.

On January 22, 2024, CSLM entered into a business combination agreement, as amended on August 27, 2024 and February 4, 2025, by and among CSLM, CSLM Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of CSLM (“Merger Sub”), Fusemachines Inc., a Delaware corporation (“Legacy Fusemachines”), and CSLM Holdings, Inc. (“CSLM Holdings”) (as amended, the “Business Combination Agreement”).

On October 22, 2025, (a) CSLM merged with and into CSLM Holdings, at which time the separate existence of CSLM ceased and CSLM Holdings became the surviving corporation (the “Company” or “Fusemachines”) and (b) Merger Sub merged with and into Legacy Fusemachines, with Legacy Fusemachines surviving as a wholly-owned subsidiary of the Company (such transactions, the “Business Combination”). In connection with the Business Combination, the Company was renamed “Fusemachines Inc.” and Legacy Fusemachines was renamed “Fusemachines USA, Inc.”

Our common stock and public warrants began trading on The Nasdaq Global Market on October 23, 2025. Our principal offices are located at 200 West 41st Street, 21st Floor, New York, New York 10036. We also maintain a website at www.fusemachines.com, where additional information about our company and solutions can be found. Information contained on or that can be accessed through our website is neither a part of, nor incorporated by reference into, this prospectus, and you should not consider information on our website to be part of this prospectus.

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Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Securities Act as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take, and intend to take, advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of CSLM IPO, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we may adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-public companies instead of the dates required for other public companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934. Even after we are no longer an emerging growth company, we may continue to be a smaller reporting company and take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that we no longer qualify as a smaller reporting company. We will qualify as a smaller reporting company for so long as either (i) the market value of our common stock held by non-affiliates is less than $250 million, measured on the last business day of our most recently completed second fiscal quarter, or (ii) our annual revenues are less than $100 million during our most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700 million, measured on the last business day of our most recently completed second fiscal quarter.

Securities We May Offer Under This Prospectus

We may offer shares of our common stock and preferred stock, depositary shares representing fractional interests in shares of our preferred stock, various series of debt securities and/or warrants to purchase any of such securities, rights, and units, either individually or in combination, up to a total dollar amount of $100,000,000, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer common stock, preferred stock and/or debt securities upon the exercise of warrants, and we may offer common stock or preferred stock upon the conversion of preferred stock or debt securities. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;
●	aggregate principal amount or aggregate offering price;
●	maturity date, if applicable;
●	original issue discount, if any;
●	rates and times of payment of interest or dividends, if any;
●	redemption, conversion, exercise, exchange or sinking fund terms, if any;
●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;
●	ranking;
●	restrictive covenants, if any;
●	voting or other rights, if any; and
●	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and certain information incorporated herein by reference contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. The statements contained in this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements.

Factors that might cause these differences include the following:

●	our ability to effectively operate our business segments;
●	our ability to manage our research, development, expansion, growth and operating expenses;
●	our ability to evaluate and measure our business, prospects and performance metrics;
●	our ability to compete, directly and indirectly, and succeed in a highly competitive and evolving industry;
●	our ability to respond and adapt to changes in technology and customer behavior;
●	our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and
●	other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations.

We urge you to consider these factors carefully in evaluating the forward-looking statements contained in this prospectus and any prospectus supplement. All subsequent written or oral forward-looking statements attributable to our company or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent that we are required to do so by law.

4

RISK FACTORS

Before you invest in any of the company’s securities , in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider (i) the risk factors contained in the Company’s most recent annual report on Form 10-K and in our most recent quarterly reports on Form 10-Q, which are incorporated by reference into this prospectus, (ii) all of the other information included or incorporated by reference in this prospectus, and (iii) the applicable prospectus supplement, as the same may be updated from time to time by the Company’s future filings under the Exchange Act. In particular, investors should consider our Nasdaq continued-listing deficiencies and related delisting proceedings, our liquidity and going-concern risks, and restrictions and repayment obligations under our August 2026 convertible notes. Loss of a qualifying national securities exchange listing could prevent further offerings under General Instruction I.B.6 and may trigger a default under those notes.

The risks and uncertainties described herein are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also impair its business or operations. Any adverse effect on the Company’s business, financial condition or operating results could result in a decline in the value of the securities and the loss of all or part of your investment. The prospectus supplement applicable to each series of securities the Company offers may contain a discussion of additional risks applicable to an investment in the Company and the securities the Company is offering under that prospectus supplement.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, working capital and/or capital expenditures. We may also use such proceeds to fund acquisitions of businesses, technologies or product lines that complement our current business.

We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of the offerings. We have no current plans, commitments or agreements with respect to any acquisition as of the date of this prospectus.

Our expected use of net proceeds from the sale of any securities offered pursuant to the applicable prospectus supplement for such offering will vary depending on our then current intentions based upon our plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of any offering or the amounts that we will actually spend on any specific uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including the factors described under or referenced under the heading “Risk Factors” in this prospectus. As a result, unless otherwise specified in the prospectus supplement, our management will have broad discretion in its application of the net proceeds, and investors will be relying on our judgment in such application.

Pending use of net proceeds from the sale of securities offered by this prospectus and the applicable prospectus supplement for such sale, we may invest in short-term and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

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DESCRIPTION OF CAPITAL STOCK WE MAY OFFER

The following description summarizes important terms of our capital stock. For a complete description, you should refer to our amended and restated certificate of incorporation (the “Certificate of Incorporation”) and our amended and restated bylaws (the “Bylaws” and, together with the Certificate of Incorporation, the “Organizational Documents”), which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, as well as the relevant portions of the Delaware General Corporation Law (the “DGCL”).

General

The Company’s Certificate of Incorporation authorizes the issuance of 505,000,000 shares, consisting of:

●	500,000,000 shares of common stock, par value $0.0001 per share (“common stock”).
●	5,000,000 shares of preferred stock, par value $0.0001 per share (“preferred stock”).

Common Stock

As of November 3, 2026, there were 32,544,711 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. As of November 3, 2026, the Company has not designated any series of preferred stock.

Voting rights. Each holder of common stock is entitled to one vote for each share of common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of common stock do not have cumulative voting rights in the election of directors. Except as otherwise provided by the Certificate of Incorporation, the Bylaws, the rules or regulations of any stock exchange applicable to the Company or applicable law, at any duly called or convened meeting of stockholders at which a quorum is present, directors are elected by a plurality of the votes cast, and each other matter is decided by the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter.

Dividend Rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Company’s board of directors, out of funds legally available for such purposes.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of common stock are entitled to share ratably in all assets remaining after payment of the Company’s debts and other liabilities, subject to prior distribution rights of the preferred stock or any class or series of stock having a preference over the common stock, then outstanding, if any.

Other rights. The holders of common stock have no pre-emptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of the common stock are subject to those of the holders of any shares of the preferred stock that the Company may issue in the future.

Preferred stock

The Certificate of Incorporation authorizes the Company’s board of directors to establish one or more series of preferred stock. Unless required by law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by the holders of common stock. The Company’s board of directors has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of preferred stock may adversely affect the holders of common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the common stock, restricting dividends on the Company’s capital stock, diluting the voting power of the common stock, impairing the liquidation rights of the Company’s capital stock, or delaying or preventing a change in control of the Company. At present, there are no plans to issue any preferred stock. We may, at our option, elect to offer fractional interests in shares of a series of preferred stock in the form of depositary shares, as described under “Description of Depositary Shares We May Offer.”

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Dividends

We do not currently intend to pay cash dividends on our common stock in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition, and will be within the discretion of our board of directors at such time. Our ability to declare dividends may be limited by restrictive covenants under our existing or future indebtedness, including certain outstanding notes.

Our Transfer Agent and Warrant Agent

The transfer agent for the common stock and warrant agent for our public warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certain Anti-Takeover Provisions of the Certificate of Incorporation, the Bylaws and Certain Provisions of Delaware Law

The Organizational Documents and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of the Company’s board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of the Company’s board of directors to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of common stock. Notwithstanding the foregoing, any action required or permitted to be taken by holders of any series of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly permitted to do so by the certificate of designation relating to one or more series of preferred stock, if a consent or consents, setting forth the action so taken, are signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and are delivered to the Company in accordance with the applicable provisions of the DGCL.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. One of the effects of the existence of unissued and unreserved Company capital stock may be to enable the Company’s board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

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Election of Directors and Vacancies

The Certificate of Incorporation provides that the number of directors will be fixed from time to time exclusively by resolution adopted by a majority of the Company’s board of directors. We currently have five members of our board of directors. Our board of directors is divided into three classes, designated as Class I, Class II and Class III, as nearly equal in number as possible, with each class serving staggered three-year terms. The term of our Class I directors expired at our 2026 annual meeting of stockholders held on June 9, 2026, at which our Class I directors were elected to serve for a term expiring at our 2029 annual meeting of stockholders; the term of our Class II directors will expire at our 2027 annual meeting of stockholders; and the term of our Class III directors will expire at our 2028 annual meeting of stockholders, in each case until their respective successors have been elected and qualified, subject to their earlier death, resignation, retirement, disqualification or removal. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting will be elected for a three-year term.

Subject to the special rights of the holders of any outstanding series of preferred stock to elect directors, the Certificate of Incorporation provides that the board of directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

In addition, the Certificate of Incorporation provides that, subject to the special rights of the holders of any outstanding series of preferred stock to elect directors and except as otherwise provided by law, any vacancy on the Company’s board of directors resulting from death, resignation, retirement, disqualification, removal or other cause, and any newly created directorship resulting from an increase in the number of directors, will, unless the board of directors determines by resolution that any such vacancy or newly created directorship will be filled by the stockholders, be filled exclusively by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and will not be filled by the stockholders.

Quorum

The Bylaws provide that, unless otherwise provided by the Certificate of Incorporation, at all meetings of the Company’s board of directors, a majority of the total number of directors constitutes a quorum for the transaction of business.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The Certificate of Incorporation does not authorize cumulative voting.

Special Meetings of Stockholders

The Certificate of Incorporation provides that special meetings of stockholders may be called only by or at the direction of the Company’s board of directors, the Chairperson of the Company’s board of directors, the Chief Executive Officer or President, in each case, in accordance with the Bylaws.

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Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Company’s board of directors or a committee of the Company’s board of directors. For any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting of stockholders; provided that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice must be received not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by the Company. The Bylaws allow the Company’s board of directors to adopt rules and regulations for the conduct of a meeting of the stockholders as it deems appropriate, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Supermajority Provisions

The Organizational Documents provide that the Company’s board of directors is expressly authorized to adopt, amend or repeal, in whole or in part, the Bylaws without a stockholder vote. The stockholders of the Company also will have the power to adopt, amend or repeal the Bylaws by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of stock of the Company entitled to vote generally in an election of directors, voting together as a single class, subject to any vote of the holders of any class or series of stock of the Company required by applicable law or by the Certificate of Incorporation (including any certificate of designation in respect of any series of preferred stock) or the Bylaws.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, and, where applicable, a majority of the outstanding shares of each class entitled to vote thereon as a class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The Certificate of Incorporation provides that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 and 2/3% in voting power of all the then outstanding shares of the Company’s stock entitled to vote thereon, voting together as a single class:

●	the provision regarding the Company’s board of directors being authorized to establish one or more series of preferred stock with such powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences as the Company’s board of directors may determine;

●	the provisions regarding the number, classification, election and removal of directors;

●	the provisions regarding filling vacancies on the Company’s board of directors and newly created directorships;

●	the provision regarding the Company’s board of directors being authorized to amend the Bylaws without a stockholder vote;

●	the provisions regarding stockholder action by written consent;

●	the provisions regarding calling special meetings of stockholders;

●	the provisions regarding stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders;

●	the provisions regarding limitation on liability and indemnification of the Company’s directors and officers;

●	the provisions regarding the Company electing not to be governed by Section 203 of the DGCL and the restrictions on business combinations with interested stockholders described under “— Section 203 of the DGCL” below;

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●	the provisions adopting Delaware as the exclusive forum for certain stockholder litigation and adopting the federal district courts of the United States as the exclusive forum for resolving complaints asserting a cause of action under the Securities Act;

●	the provisions regarding the Company renouncing its interest or expectancy in any corporate opportunity offered to any of its non-employee directors or principal stockholders and their affiliates; and

●	the amendment provision requiring that the above provisions be amended only with a 66 and 2/3% supermajority vote.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the Company’s board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce the Company’s vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for common stock and, as a consequence, may inhibit fluctuations in the market price of common stock that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Section 203 of the DGCL

The Certificate of Incorporation provides that the Company has elected not to be governed by Section 203 of the DGCL. However, for so long as the common stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Certificate of Incorporation contains provisions that are similar to Section 203 and prohibit the Company from engaging in any business combination with an interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless: (i) prior to such time, the Company’s board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding certain shares; or (iii) at or subsequent to such time, the business combination is approved by the Company’s board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding shares of stock of the Company that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who (i) owns 15% or more of the Company’s outstanding voting stock or (ii) is an affiliate or associate of the Company and owned 15% or more of the Company’s outstanding voting stock at any time within the previous three years, together with the affiliates and associates of such person. However, under the Certificate of Incorporation, (a) Consilium Acquisition Sponsor I, LLC, its affiliates and successors, and any group, or member of any such group of which any of them is a party under Rule 13d-5 of the Exchange Act, will not be deemed interested stockholders for purposes of these provisions, and (b) a person whose ownership of shares in excess of the 15% limitation is the result of any action taken solely by the Company will not be deemed an interested stockholder, unless such person thereafter acquires additional shares of voting stock of the Company, except as a result of further corporate action not caused, directly or indirectly, by such person. These provisions may have an anti-takeover effect with respect to transactions not approved in advance by the Company’s board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

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Exclusive Forum

The Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, be the sole and exclusive forum for the following claims or causes of action under the Delaware statutory or common law: (i) any derivative action, suit or proceeding brought on behalf of the Company, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company to the Company or the Company stockholders, (iii) any action, suit or proceeding against the Company or any current or former director, officer or other employee of the Company arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws (as each may be amended from time to time), (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws (as each may be amended from time to time, including any right, obligation, or remedy thereunder), (v) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Chancery Court, or (vi) any action, suit or proceeding asserting a claim against the Company or any current or former director, officer or other employee of the Company governed by the internal affairs doctrine or otherwise related to the Company’s internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the forum provisions in the Certificate of Incorporation. The Certificate of Incorporation further provides that unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for the resolutions of any complaint asserting a cause of action arising under the Securities Act. This provision in the Certificate of Incorporation does not apply to any claim or action arising under the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction; however, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. However, it is possible that a court could find the Company’s forum selection provisions to be inapplicable or unenforceable. The provision may have the effect of discouraging lawsuits against the Company’s directors and officers.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of Incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that the Company has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to a member of the Company’s board of directors who is not an employee of the Company or its subsidiaries, or the principal stockholders of the Company and their affiliates. The Certificate of Incorporation does not renounce the Company’s interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of fiduciary duties, subject to certain exceptions.

The Certificate of Incorporation includes a provision that eliminates the personal liability of directors and officers for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, and to eliminate the rights of stockholders to recover monetary damages directly from an officer for breach of fiduciary duty as an officer. However, exculpation does not apply to any director or officer for any breach of the duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or for any transaction from which the director or officer derived an improper personal benefit; to any director for unlawful payments of dividends or unlawful stock repurchases or redemptions under Section 174 of the DGCL; or to any officer in any action by or in the right of the Company.

The limitation of liability provision in the Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to any indemnity agreements that may be entered into.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of the Company’s directors, officers or employees for which indemnification is sought.

Listing

Our common stock and public warrants are listed on the Nasdaq Global Market under the symbols “FUSE” and “FUSEW”, respectively.

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DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture and any supplemental indentures that we will enter into with the trustee named in the subordinated indenture. We have filed forms of certain of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including: Sales under this prospectus remain subject to the aggregate amount registered under this registration statement and the applicable limits of General Instruction I.B.6 of Form S-3.

●	the title;
●	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;
●	any limit on the amount that may be issued;
●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;
●	the maturity date;
●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
●	the terms of the subordination of any series of subordinated debt;

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●	the place where payments will be payable;
●	restrictions on transfer, sale or other assignment, if any;
●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
●	provisions for a sinking fund purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
●	provisions relating to modification of the terms of the security or the rights of the security holder;
●	whether the indenture will restrict our ability or the ability of our subsidiaries to:
●	incur additional indebtedness;
●	issue additional securities;
●	create liens;
●	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;
●	redeem capital stock;
●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
●	make investments or other restricted payments;
●	sell, transfer or otherwise dispose of assets;
●	enter into sale-leaseback transactions;
●	engage in transactions with stockholders or affiliates;
●	issue or sell stock of our subsidiaries; or
●	effect a consolidation or merger;
●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
●	information describing any book-entry features;
●	the applicability of the provisions in the indenture on discharge;
●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;
●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

U.S. federal income tax consequences applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement. In addition, U.S. federal income tax or other consequences applicable to any debt securities which are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.

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Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquiror of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended;
●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended;
●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 30 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities. If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any such waiver shall cure the default or event of default.

Subject to the terms of the applicable indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holders is not in conflict with any law or the applicable indenture; and
●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

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The indentures provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense to be incurred in compliance with instituting the proceeding as trustee; and
●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

The indentures provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within 45 days after it occurs, unless such default has been cured. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;
●	to comply with the provisions described above under “Consolidation, Merger or Sale”;
●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;
●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in such indenture;
●	to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided under “General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;
●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

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●	to add such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or
●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series in any material respect; provided that any amendment made solely to conform the provisions of the indenture to the corresponding description of the debt securities contained in the applicable prospectus or prospectus supplement shall be deemed not to adversely affect the interests of the holders of such debt securities; provided further, that in connection with any such amendment we will provide the trustee with an officers’ certificate certifying that such amendment will not adversely affect the rights or interests of the holders of such debt securities.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;
●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities;
●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver;
●	changing any of our obligations to pay additional amounts;
●	reducing the amount of principal of an original issue discount security or any other note payable upon acceleration of the maturity thereof;
●	changing the currency in which any note or any premium or interest is payable;
●	impairing the right to enforce any payment on or with respect to any note;
●	adversely changing the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such note, if applicable;
●	in the case of the subordinated indenture, modifying the subordination provisions in a manner adverse to the holders of the subordinated debt securities;
●	if the debt securities are secured, changing the terms and conditions pursuant to which the debt securities are secured in a manner adverse to the holders of the secured debt securities;
●	reducing the requirements contained in the applicable indenture for quorum or voting;
●	changing any of our obligations to maintain an office or agency in the places and for the purposes required by the indentures; or
●	modifying any of the above provisions set forth in this paragraph.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;
●	replace stolen, lost or mutilated debt securities of the series;
●	maintain paying agencies;
●	hold monies for payment in trust;
●	recover excess money held by the trustee;
●	compensate and indemnify the trustee; and
●	appoint any successor trustee.

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In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

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We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of, or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking Debt Securities

Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Unless otherwise specified in the applicable prospectus supplement, the senior debt securities will be unsecured and will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

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DESCRIPTION OF WARRANTS WE MAY OFFER

Warrants We May Offer

We typically issue warrants to purchase shares of our common stock to investors as part of a financing transaction, or in connection with services rendered by placement agents and outside consultants.

We may issue warrants to purchase debt securities, preferred stock, common stock or any combination of the foregoing. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. The warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligations or relationship of agency or trust for or with holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. When we issue warrants, we will provide the specific terms of the warrants and the applicable warrant agreement in a prospectus supplement and any related free writing prospectuses and such terms may differ from those described below. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.

Equity Warrants

We will describe in the applicable prospectus supplement and any related free writing prospectuses the terms of the preferred stock warrants or common stock warrants being offered, the warrant agreement relating to the preferred stock warrants or common stock warrants and the warrant certificates representing the preferred stock warrants or common stock warrants, including, as applicable:

●	the title of the warrants;
●	the securities for which the warrants are exercisable;
●	the price or prices at which the warrants will be issued;
●	if applicable, the number of warrants issued with each share of preferred stock or share of common stock;
●	if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;
●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
●	the maximum or minimum number of warrants which may be exercised at any time;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	information with respect to book-entry procedures, if any;
●	a discussion of the material U.S. federal income tax considerations applicable to exercise of the warrants; and
●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Unless otherwise provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders.

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Except as provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, the exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. Unless otherwise provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, no adjustments in the number of shares purchasable upon exercise of the warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which each warrant was exercisable immediately prior to the particular triggering event.

Debt Warrants

We will describe in the applicable prospectus supplement and any related free writing prospectuses the terms of the debt warrants being offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including, as applicable:

●	the title of the debt warrants;
●	the aggregate number of the debt warrants;
●	the price or prices at which the debt warrants will be issued;
●	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;
●	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;
●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;
●	the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the principal amount of the debt securities may be purchased upon exercise;
●	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;
●	the maximum or minimum number of the debt warrants that may be exercised at any time;
●	information with respect to book-entry procedures, if any;
●	changes to or adjustments in the exercise price of the debt warrants;
●	a discussion of the material U.S. federal income tax considerations applicable to the exercise of the debt warrants; and
●	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

As may be permitted under the warrant agreement, holders may exchange debt warrant certificates for new debt warrant certificates of different denominations, and may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement and any related free writing prospectuses. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon the exercise, and will not be entitled to payments of principal, premium or interest on the securities purchasable upon the exercise, of debt warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses the principal amount of debt securities or shares of preferred stock or shares of common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses. After the close of business on the expiration date, unexercised warrants are void.

Holders may exercise warrants as described in the applicable warrant agreement and corresponding prospectus supplement or any free writing prospectuses relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, we will, as soon as practicable, forward the debt securities, shares of preferred stock or shares of common stock purchasable upon the exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

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DESCRIPTION OF RIGHTS WE MAY OFFER

We may issue rights to purchase shares of our common stock, preferred stock, or warrants in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriters will purchase any of the offered securities remaining unsubscribed after the expiration of the rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and an applicable prospectus supplement to our stockholders on the record date that we set for receiving rights in the rights offering. An applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

●	the title of the rights;
●	the securities for which the rights are exercisable;
●	the exercise price for the rights;
●	date of determining the security holders entitled to the rights distribution;
●	the number of the rights issued to each security holder;
●	the extent to which the rights are transferable;
●	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the rights;
●	date on which the right to exercise the rights shall commence, and the date on which the rights shall expire (subject to any extension);
●	the conditions to completion of the rights offering;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;
●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;
●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and
●	any other terms of the rights, including terms, procedures and limits relating to the exchange or exercise of the rights.

Each right will entitle the holder to purchase an amount of securities for cash, at the exercise price. Rights may be exercised at any time up to the close of business on the expiration date of the rights. After the close of business on the expiration date, all unexercised rights will become void. The manner in which rights may be exercised will be described in an applicable prospectus supplement. We may, but are not be required to, permit the exercise of rights through the delivery of a notice of guaranteed delivery from a bank, a trust company, or a Nasdaq member guaranteeing delivery of (i) payment of the exercise price for the securities for which the rights are being exercised, and (ii) a properly completed and executed rights certificate. The notice of guaranteed delivery must be received by the rights agent before the expiration of the rights, and the rights agent will not honor a notice of guaranteed delivery unless a properly completed and executed rights certificate and full payment for the securities being purchased are received by the rights agent by the close of business on the third business day after the expiration time of the rights. Upon receipt of payment and the proper completion and due execution of the rights certificate at the designated office of the rights agent or any other office indicated in an applicable prospectus supplement, we or the transfer agent will forward, as soon as practicable, the securities purchased upon the exercise of the rights. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of the methods, including pursuant to standby underwriting arrangements, as set forth in an applicable prospectus supplement.

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DESCRIPTION OF UNITS WE MAY OFFER

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of common stock, shares of preferred stock, depositary shares, debt securities, warrants and/or rights in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions of the governing unit agreement that differ from those described below; and
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock We May Offer,” “Description of Debt Securities We May Offer,” “Description of Warrants We May Offer,” “Description of Rights We May Offer” and “Description of Depositary Shares We May Offer” will apply to each unit and to any common stock, preferred stock, debt security, warrant, right or depositary share included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so registered, despite any notice to the contrary.

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DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes certain provisions of the deposit agreement that will govern any depositary shares, the depositary shares themselves and the depositary receipts. This description is not complete and is subject to, and qualified in its entirety by reference to, the relevant deposit agreement and depositary receipt relating to any particular series of preferred stock. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of deposit agreement and form of depositary receipt relating to any depositary shares we offer before the issuance of those depositary shares. The specific terms of any depositary shares will be described in the applicable prospectus supplement, and, if so described, may differ from the general description presented below.

General

We may, at our option, elect to offer fractional interests in shares of a series of our preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary of receipts for depositary shares, each of which will represent a fractional interest, as set forth in the applicable prospectus supplement, in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement among us, a bank or trust company having its principal office in the United States and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary, and the holders from time to time of the depositary receipts issued thereunder. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock underlying the depositary share, including any dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional interests, we will deposit those shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers. Depositary receipts will only be issued evidencing whole depositary shares, and a depositary receipt may evidence any number of whole depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock underlying the depositary shares to each record holder of depositary shares in proportion to the number of depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make that distribution. In that case, the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including the sale of the property and distribution of the net proceeds from the sale to the applicable holders. The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to holders of depositary shares. The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

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Conversion or Exchange Rights

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption of Depositary Shares

If any series of preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of those depositary shares will cease, except the right to receive the money or other property payable upon redemption, upon surrender to the depositary of the depositary receipts evidencing those depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

When the depositary receives notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail or otherwise transmit the information contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to that preferred stock. Each record holder of those depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the shares of preferred stock in accordance with those instructions, and we will agree to take all reasonable action that the depositary deems necessary to enable it to do so. The depositary will abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing that preferred stock.

Withdrawal of Preferred Stock

Unless we specify otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement, and subject to its terms, the holder of the depositary shares evidenced by those receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary shares. Holders of whole shares of preferred stock so withdrawn will not thereafter be entitled to deposit those shares with the depositary or to receive depositary shares for them. If the depositary receipts surrendered evidence a number of depositary shares in excess of the number representing the whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder a new depositary receipt evidencing the excess number of depositary shares.

Taxation

Owners of depositary shares generally will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. The applicable prospectus supplement will describe, as necessary, the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of the depositary shares and the preferred stock represented by the depositary shares.

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Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless approved by the record holders of at least a majority of the depositary shares then outstanding, or such greater proportion as may be set forth in the applicable prospectus supplement. Every holder of a depositary receipt at the time an amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as amended. No amendment may impair the right of any holder, upon surrender of its depositary receipts and subject to the conditions specified in the deposit agreement, to receive the related shares of preferred stock and any money or other property represented by them, except in order to comply with mandatory provisions of applicable law.

A deposit agreement may be terminated by us or the depositary only if (i) all outstanding depositary shares relating to the deposit agreement have been redeemed or (ii) there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up and that distribution has been made to the holders of the related depositary shares, or as otherwise set forth in the applicable prospectus supplement.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary in connection with the initial deposit of the preferred stock, the initial issuance of the depositary shares and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to do so, and we may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be a bank or trust company having its principal office in the United States and meeting the capital and surplus requirements set forth in the deposit agreement.

Miscellaneous

The depositary will forward to holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the related preferred stock. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for the depositary receipts and, if shares of a series of preferred stock are redeemable, as redemption agent for the corresponding depositary receipts. The applicable prospectus supplement will identify the depositary’s corporate trust office and will contain information, where applicable, as to any listing of the depositary shares on a national securities exchange.

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PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

●	to or through underwriters;
●	through broker-dealers (acting as agent or principal);
●	through agents;
●	directly by us to one or more purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering or otherwise;
●	through a combination of any such methods of sale; or
●	through any other methods described in a prospectus supplement or free writing prospectus.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on the Nasdaq Global Market or any other organized market where the securities may be traded;
●	by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement or free writing prospectus;
●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and
●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The applicable prospectus supplement or free writing prospectus will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents;
●	the purchase price of the securities and the proceeds we will receive from the sale;
●	any underwriting discounts and other items constituting underwriters’ compensation;
●	any discounts or concessions allowed or re-allowed or paid to dealers; and
●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;
●	market prices prevailing at the time of sale;
●	varying prices determined at the time of sale;
●	prices related to such prevailing market prices; or
●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

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We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on the Nasdaq Global Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

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EXPERTS

The consolidated financial statements of Fusemachines Inc. as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference into this prospectus, have been included in reliance on the report of KNAV CPA LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

If and when the securities being registered hereunder are issued, the validity of such issuance will be passed upon for the Company by Dentons US LLP, New York, New York. Dentons US LLP and its members currently own shares of our common stock with a market value in excess of $50,000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any materials that we file with the SEC at www.sec.gov. We make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact the Corporate Secretary at the following address or telephone number: Fusemachines Inc., 200 West 41st Street, 21st Floor, New York, New York 10036, Attention: Investor Relations; (347) 212-5075. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus.

We maintain our website https://fusemachines.com. Our website and the information contained therein or connected thereto are not incorporated into this Registration Statement.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities we are offering by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to the Company and our securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to, or incorporated by reference into, the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the SEC, as described in the preceding paragraph.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents filed with SEC listed below:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 27, 2026;
●	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2026, June 30, 2026, and September 30, 2026, filed with the SEC on May 15, 2026, August 7, 2026, and November 3, 2026, respectively;
●	Current Reports on Form 8-K filed with the SEC on January 2, 2026, January 16, 2026, February 4, 2026, April 2, 2026, April 17, 2026, June 1, 2026, June 9, 2026, July 2, 2026, July 8, 2026, July 24, 2026, August 4, 2026, August 7, 2026, August 12, 2026, September 4, 2026, September 15, 2026, September 18, 2026, September 25, 2026, October 23, 2026, and November 3, 2026, respectively (in each case, except for information contained therein which is furnished rather than filed);
●	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2026; and
●	The description of our common stock included as Exhibit 4.1 to our Annual Report on Form 10-K, filed with the SEC on March 27, 2026, including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Fusemachines Inc.

200 West 41st Street, 21st Floor

New York, New York 10036

(347) 212-5075

Attention: Investor Relations

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement or to a document incorporated by reference, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

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$100,000,000

Fusemachines Inc.

Common stock

Preferred stock

Debt Securities

Warrants

Rights

Depositary Shares

Units

PROSPECTUS

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered. All of such fees and expenses, except for the registration fee, are estimates:

Amount
SEC Registration fee	$8,700
Accounting fees and expenses	$5,000
Legal fees and expenses	$30000
Miscellaneous fees and expenses	$-
Total	$43,700

The Company shall bear all expenses in connection with the issuance and distribution of the securities being offered hereby.

Item 15. Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 of the DGCL also provides that a Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending, or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification of any claim, issue or matter is permitted without judicial approval if such person is adjudged to be liable to the corporation.

Under the DGCL, where a present or former officer or director is successful on the merits or otherwise in the defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such present or former officer or director against the expenses (including attorney’s fees) which such present or former officer or director actually and reasonably incurred in connection with such action (or claim, issue or matter therein).

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Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for any:

●	breach of a director’s or officer’s duty of loyalty to the corporation or its stockholders;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	in the case of a director, unlawful payment of dividends or unlawful stock purchase or redemption under Section 174 of the DGCL;

●	transaction from which the director or officer derived an improper personal benefit; or

●	in the case of an officer, any action by or in the right of the corporation.

Our Certificate of Incorporation contains a provision that eliminates the personal liability of our directors and officers for monetary damages for breach of fiduciary duty as a director or officer, except for the aforementioned liabilities which we are not permitted to eliminate or limit under Section 102(b)(7) of the DGCL.

In addition, our Certificate of Incorporation and Bylaws, in each case, require us to indemnify, to the fullest extent permitted by law, any person who was or is made, or is threatened to be made, a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director or officer or, while our director or officer, is or was serving at our request as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, and to advance expenses incurred by such person in defending any such proceeding in advance of its final disposition, subject to receipt of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified. Except for proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such person, we are not required to indemnify any such person in connection with a proceeding initiated by such person unless the proceeding was authorized by our board of directors. Our Certificate of Incorporation also permits us, to the extent authorized from time to time by our board of directors, to provide rights to indemnification and advancement of expenses to our employees and agents similar to those provided to our directors and officers, and provides that we are the indemnitor of first resort with respect to any rights to indemnification and advancement that such persons may have from third parties.

Section 145(g) of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

We have purchased an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act, or otherwise. In addition, we have entered into separate indemnification agreements with each of our directors and executive officers.

Item 16. Exhibits

See the Exhibit Index attached to this registration statement and incorporated herein by this reference.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

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EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation (as amended and restated), filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 27, 2026.

3.2	Amended and Restated Bylaws, filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on October 29, 2025.

4.1*	Form of Specimen Certificate Representing Preferred stock.

4.2	Form of Indenture.

4.3*	Form of Subordinated Debt Securities Indenture.

4.4*	Form of Senior Debt Securities Indenture.

4.5*	Form of Warrant.

4.6*	Form of Warrant Agreement.

4.7*	Form of Rights Agreement.

4.8*	Form of Unit Agreement.

5.1	Opinion of Dentons US LLP.

23.1	Consent of Dentons US LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Debt Trustee (to be filed prior to any issuance of Debt Securities).

107	Filing Fee Table.

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.

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SIGNATURES

Pursuant to the requirement of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 6th day of November, 2026.

Fusemachines Inc.

By:	/s/ Sameer Maskey
Sameer Maskey
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Sameer Maskey and David R. Wells, and each of them, as his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirement of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Sameer Maskey	Chief Executive Officer, Director	November 6, 2026
Sameer Maskey	(Principal Executive Officer)

/s/ David R. Wells	Consulting Chief Financial Officer	November 6, 2026
David R. Wells	(Principal Financial Officer; Principal Accounting Officer)

/s/ Bharat Krish	Director	November 6, 2026
Bharat Krish

/s/ Tim Gocher	Director	November 6, 2026
Tim Gocher

/s/ Julia Hirschberg	Director	November 6, 2026
Julia Hirschberg

/s/ Salman Alam	Director	November 6, 2026
Salman Alam

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